Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALL AMERICAN SEMICONDUCTOR, INC.

                            -----------------------

         The undersigned, President and Corporate Secretary of All American Semiconductor, Inc., a Delaware corporation (the "Corporation"), do hereby certify:

         FIRST:  That  at a  special  meeting  of the  Board  of  Directors  the following  resolution  was duly adopted in  accordance  with the  provisions  of
Section 242 of the  General  Corporation  Law of the State of  Delaware  and the
By-laws of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as previously amended, declaring said amendment to be advisable and directing that said amendment be submitted at the next annual meeting of the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that, subject to obtaining the approval of shareholders of the Corporation holding a majority of the outstanding shares of common stock of the Corporation, Article 4 of the Certificate of Incorporation of the Corporation, as previously amended (the "Certificate"), be, and it hereby is authorized and deemed advisable to be, further amended by adding, at the end thereof, the following additional paragraphs (the "Reverse Stock Split Amendment"):

                           "Simultaneously  with the effective date of
                  this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of common stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each five (5) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Stock Split") as one share of issued and outstanding common stock ("New Common Stock"), provided, that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than five (5) shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by five (5), does not result in a whole number (a "Fractional Shareholder"), the fractional share interest of New Common Stock held by any Fractional Shareholder as a result of the Reverse Stock Split shall be rounded up to the nearest whole share of New Common Stock.

                           The Corporation shall, through its transfer
                  agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

                           From and after the Effective Date, the term
                  "New Common Stock" as used in this Article 4 shall mean common stock as provided in this Certificate of Incorporation. The par value of the common stock shall remain as otherwise provided in Article 4 of this Certificate of Incorporation."

         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, an annual meeting of the shareholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Reverse Stock Split Amendment.

         THIRD: That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and, accordingly, Article 4 of the Certificate of Incorporation is amended as provided herein.

         FOURTH: That said amendment shall be effective at 11:59 P.M., daylight savings time, on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bruce M. Goldberg, its President, and Howard L. Flanders, its Corporate Secretary, this 1st day of June, 1999.

                                     /s/ BRUCE M. GOLDBERG
                                     -------------------------------------------
                                         Bruce M. Goldberg, President

                                     /s/ HOWARD L. FLANDERS
                                     -------------------------------------------
                                         Howard L. Flanders, Corporate Secretary

STATE OF FLORIDA      )
                      ) SS:
COUNTY OF MIAMI-DADE  )

         The foregoing instrument was acknowledged before me this 1st day of June, 1999, by Bruce M. Goldberg, as President of All American Semiconductor, Inc., a Delaware corporation, on behalf and as the act and deed of said corporation. He is personally known to me or has produced identification and he swore that the facts stated therein are true and correct.

                                             Sign Name:  /s/ GAIL G. BOLDEN
                                                         -----------------------
                                             Print Name:     Gail G. Bolden
                                                         -----------------------
My Commission Expires:  8/9/2002                             NOTARY PUBLIC
                                             Serial No (none, if blank):CC765907
                                                                        --------

                                                                 [NOTARIAL SEAL]
STATE OF FLORIDA     )
                     ) SS:
COUNTY OF MIAMI-DADE )

         The foregoing instrument was acknowledged before me this 1st day of June, 1999, by Howard L. Flanders, as Corporate Secretary of All American Semiconductor, Inc., a Delaware corporation, on behalf and as the act and deed of said corporation. He is personally known to me or has produced identification and he swore that the facts stated therein are true and correct.

                                             Sign Name:  /s/ GAIL G. BOLDEN
                                                         -----------------------
                                             Print Name:     Gail G. Bolden
                                                         -----------------------
My Commission Expires:  8/9/2002                             NOTARY PUBLIC
                                             Serial No (none, if blank):CC765907
                                                                        --------

                                                                 [NOTARIAL SEAL]

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